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                                                                    EXHIBIT 4.9


                 FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT


         THIS FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT (this "Amendment") is made and entered into this 20th day of December, 1999, among Atlantic Premium Brands, Ltd., Carlton Foods Corp., Prefco Corp., Grogan's Farm, Inc., Richards Cajun Foods Corp. and Potter Sausage Co. ("Potter;" hereinafter, individually referred to as a "Borrower" and collectively as "Borrowers") and Fleet Capital Corporation (hereinafter referred to as "Lender").

                                    RECITALS:

         Lender and Borrowers are parties to a certain Loan and Security Agreement dated March 20, 1998 (the "Loan Agreement"), pursuant to which Lender has made certain revolving credit and term loans to Borrower.

         Borrowers have requested that Lender amend certain provisions of the Loan Agreement and consent to certain transactions Borrowers wish to consummate. Lender is willing to amend the Loan Agreement and consent to the transactions on the terms and conditions set forth in this Amendment.

         The parties desire to amend the Loan Agreement as hereinafter set forth.

         NOW, THEREFORE, for TEN DOLLARS ($10.00) in hand paid and other good and valuable consideration, the receipt and sufficiency of which are hereby severally acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

         1. DEFINITIONS. All capitalized terms used in this Amendment, unless otherwise defined herein, shall have the meaning ascribed to such terms in the Loan Agreement.

         2. AMENDMENT TO LOAN AGREEMENT. The Loan Agreement is hereby amended as follows:

                  a.       By deleting the reference to "March ___, 2003" in
Section 5.1 of the Loan Agreement and by substituting in lieu thereof a reference to "March 20, 2003."

                  b. By deleting the Section 9.2.8 of the Loan Agreement in its entirety and by substituting the following in lieu thereof:

                           9.2.8. Capital Expenditures. Make Capital
                  Expenditures (including, expenditures by way of capitalized leases) which, in the aggregate, as to all Borrowers and their Subsidiaries, exceed (i) $1,300,000 during any Fiscal Year of Borrowers other than Fiscal Year 1999, and (ii) $2,100,000 during Fiscal Year 1999.

                  c.       By deleting in Section 9.3.5 of the Loan Agreement
the last Period reference to "Fourth Fiscal Quarter of 2003" in and by substituting in lieu thereof a reference to "Fourth Fiscal Quarter of 2003, and thereafter."
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                  d.       By inserting a period at the end of Section 11.1.1 of
the Loan Agreement.

                  e.       By deleting the reference to "Bank One Documents" in
Section 11.1.7 of the Loan Agreement and by substituting in lieu thereof a reference to "Banc One Documents."

                  f. By deleting in Appendix A to the Loan Agreement the definition of "Effective Net Worth" and by substituting in lieu thereof the following new definition:

                  Effective Net Worth - on any date, the sum of the stockholder's equity plus Subordinated Debt of Borrowers and their Subsidiaries on such date plus an amount equal to $1,370,000 (the Grogan's purchase price), on a combined and Consolidated basis.

                  g. By deleting in Appendix A to the Loan Agreement the reference to "Snack Foods" in the definition of Stock Pledge Agreements.

                  h. By deleting on page 22 of Appendix A to the Loan Agreement the reference to "March ___, 1998" and by substituting in lieu thereof a reference to "March 20, 1999."

                  i. By deleting in Schedule 8.1.13 to the Loan Agreement the reference to Potter's Acquisition Corp. and by substituting in lieu thereof a reference to "Potter Sausage Co." with a Tax ID Number of 36-4210576.

         3. RATIFICATION AND REAFFIRMATION. Each Borrower hereby ratifies and reaffirms the Obligations, each of the Loan Documents and all of Borrower's covenants, duties, indebtedness and liabilities under the Loan Documents.

         4. ACKNOWLEDGEMENTS AND STIPULATIONS. Each Borrower acknowledges and stipulates that the Loan Agreement and the other Loan Documents executed by such Borrower are legal, valid and binding obligations of such Borrower that are enforceable against such Borrower in accordance with the terms thereof; all of the Obligations are owing and payable without defense, offset or counterclaim (and to the extent there exists any such defense, offset or counterclaim on the date hereof, the same is hereby waived by such Borrower); the security interests and liens granted by such Borrower in favor of Lender are duly perfected, first priority security interests and liens.

         5. REPRESENTATIONS AND WARRANTIES. Each Borrower represents and warrants to Lender, to induce Lender to enter into this Amendment, that no Default or Event of Default exists on the date hereof; the execution, delivery and performance of this Amendment have been duly authorized by all requisite corporate action on the part of such Borrower and this Amendment has been duly executed and delivered by such Borrower; and all of the representations and warranties made by such Borrower in the Loan Agreement are true and correct on and as of the date hereof.

         6. BREACH OF AMENDMENT. This Amendment shall be part of the Loan Agreement and a breach of any of any representation, warranty or covenant herein shall constitute an Event of Default.


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         7.       CONSENT OF LENDER. Borrowers have informed Lender that (i)
Atlantic desires to redeem or repurchase Equity Interests (in the form of capital stock) of Atlantic in an amount not to exceed $500,000 during the period from December 1, 1999, to March 31, 2000 (the "Stock Repurchase"), and (ii) with respect to the Real Estate of Potter located in Malvern, Hot Spring County, Arkansas, Potter desires to grant a water line easement to the James Kimzey Regional Water District, Hot Spring County, Arkansas, such easement consisting of a temporary easement of twenty-five feet of land that will revert to a permanent easement of fifteen feet of land along the northwest side of Arkansas Highway 84 (the "Arkansas Easement Grant"). Pursuant to the terms of the Loan Agreement, Borrowers are not permitted to enter into the foregoing transactions without the prior written consent of Lender. Lender hereby consents to Borrowers entering into the Stock Repurchase and Arkansas Easement Grant, provided, that
(i) with respect to the Stock Repurchase (A) Atlantic shall not be permitted to repurchase stock with a market value in excess of $500,000 and (B) such Stock Repurchase is completed by Atlantic not later than March 31, 2000, and (ii) with respect to the Arkansas Easement Grant, such easement shall be on the terms and conditions of the Waterline Easement agreement previously delivered to Lender by Borrowers.

         8. EXPENSES OF LENDER. Borrowers jointly and severally agree to pay, ON DEMAND, all costs and expenses incurred by Lender in connection with the preparation, negotiation and execution of this Amendment and any other Loan Documents executed pursuant hereto and any and all amendments, modifications, and supplements thereto, including, without limitation, the costs and fees of Lender's legal counsel and any taxes or expenses associated with or incurred in connection with any instrument or agreement referred to herein or contemplated hereby.

         9. EFFECTIVENESS; GOVERNING LAW. This Amendment shall be effective upon acceptance by Lender in Atlanta, Georgia (notice of which acceptance is hereby waived), whereupon the same shall be governed by and construed in accordance with the internal laws of the State of Georgia.

         10. SUCCESSORS AND ASSIGNS. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

         11. NO NOVATION, ETC. Except as otherwise expressly provided in this Amendment, nothing herein shall be deemed to amend or modify any provision of the Loan Agreement or any of the other Loan Documents, each of which shall remain in full force and effect. This Amendment is not intended to be, nor shall it be construed to create, a novation or accord and satisfaction, and the Loan Agreement as herein modified shall continue in full force and effect.

         12. COUNTERPARTS; TELECOPIED SIGNATURES. This Amendment may be executed in any number of counterparts and by different parties to this Amendment on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

         13. FURTHER ASSURANCES. Each Borrower agrees to take such further actions as Lender shall reasonably request from time to time in connection herewith to evidence or give effect to the amendments set forth herein or any of the transactions contemplated hereby.


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         14.      SECTION TITLES. Section titles and references used in this
Amendment shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreements among the parties hereto.

         15. RELEASE OF CLAIMS. TO INDUCE LENDER TO ENTER INTO THIS AMENDMENT, EACH BORROWER HEREBY RELEASES, ACQUITS AND FOREVER DISCHARGES LENDER, AND ALL OFFICERS, DIRECTORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS OF LENDER, FROM ANY AND ALL LIABILITIES, CLAIMS, DEMANDS, ACTIONS OR CAUSES OF ACTION OF ANY KIND OR NATURE (IF THERE BE ANY), WHETHER ABSOLUTE OR CONTINGENT, DISPUTED OR UNDISPUTED, AT LAW OR IN EQUITY, OR KNOWN OR UNKNOWN, THAT SUCH BORROWER NOW HAS OR EVER HAD AGAINST LENDER ARISING UNDER OR IN CONNECTION WITH ANY OF THE LOAN DOCUMENTS OR OTHERWISE. EACH BORROWER REPRESENTS AND WARRANTS TO LENDER THAT SUCH BORROWER HAS NOT TRANSFERRED OR ASSIGNED TO ANY PERSON ANY CLAIM THAT SUCH BORROWER EVER HAD OR CLAIMED TO HAVE AGAINST LENDER.

         16. WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HERETO EACH HEREBY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, COUNTERCLAIM OR PROCEEDING ARISING OUT OF OR RELATED TO THIS AMENDMENT.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed under seal and delivered by their respective duly authorized officers on the date first written above.

ATTEST:                                     ATLANTIC PREMIUM BRANDS, LTD.
                                            ("Borrower")

  /s/ TOM D. WIPPMAN                        By:   /s/ ALAN F. SUSSNA
---------------------------------               --------------------------------
Secretary                                         Allan F. Sussna, President


ATTEST:                                     CARLTON FOODS CORP.
                                            ("Borrower")

 /s/ TOM D. WIPPMAN                         By:   /s/ ALAN F. SUSSNA
---------------------------------               --------------------------------
Secretary                                         Allan F. Sussna, President


ATTEST:                                     PREFCO CORP.
                                            ("Borrower")

  /s/ TOM D. WIPPMAN                        By:   /s/ ALAN F. SUSSNA
---------------------------------               --------------------------------
Secretary                                         Allan F. Sussna, President


                  [Signatures continued on the following page]


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ATTEST:                                     GROGAN'S FARM, INC.
                                            ("Borrower")

  /s/ TOM D. WIPPMAN                        By:   /s/ ALAN F. SUSSNA
---------------------------------               --------------------------------
Secretary                                         Allan F. Sussna, President


ATTEST:                                     RICHARDS CAJUN FOODS CORP.
                                            ("Borrower")

  /s/ TOM D. WIPPMAN                        By:   /s/ ALAN F. SUSSNA
---------------------------------               --------------------------------
Secretary                                         Allan F. Sussna, President


ATTEST:                                     POTTER SAUSAGE CO.
                                            ("Borrower")

  /s/ TOM D. WIPPMAN                        By:   /s/ ALAN F. SUSSNA
---------------------------------               --------------------------------
Secretary                                         Allan F. Sussna, President


                                            ACCEPTED IN ATLANTA, GEORGIA:

                                            FLEET CAPITAL CORPORATION
                                            ("Lender")

                                            By:    /s/
                                                 -------------------------------

                                            Title:    VP
                                                    ----------------------------


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